UNIQUE LOGISTICS INTERNATIONAL (USA), INC.
AND SUBSIDIARIES
CONSOLIDATED
FINANCIAL STATEMENTS AND
SUPPLEMENTARY INFORMATION
FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

SCHISSEL SMALLBERG LLP

UNIQUE LOGISTICS INTERNATIONAL (USA), INC. AND SUBSIDIARIES
FINANCIAL STATEMENTS
DECEMBER 31, 2019 AND 2018

CONTENTS

SCHISSEL SMALLBERG LLP
CERTIFIED PUBLIC ACCOUNTANTS

450 SEVENTH AVENUE, SUITE 2710
NEW YORK, NEW YORK 10123
T 212-760-8200 • F 212-760-8823

Independent Auditor's Report

To the Board of Directors of
Unique Logistics International (USA), Inc and Subsidiaries
154-09 146th Avenue
Jamaica, NY 11437

Report on the Consolidated Financial Statements

We have audited the accompanying consolidated financial statements of Unique Logistics International (USA), Inc and Subsidiaries which comprise the consolidated balance sheets as of December 31, 2019 and 2018, and the related consolidated statements of operations, changes in capital deficiency, and cash flows for the years then ended and the related notes to the consolidated financial statements.

Management's Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Unique Logistics International (USA), Inc and Subsidiaries as of December 31, 2019 and 2018, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

Change in Accounting Policy

As discussed in Note 1, Change in Accounting Policy to the consolidated financial statements, the Company had a change in accounting policy effective as of January 1, 2019 related to the adoption of Topic 842, Leases. Our opinion is not modified with respect to this matter.

Subsequent Event – Covid 19

As discussed in Note 12, Subsequent Events, to the financial statements, in January 2020, the World Health Organization has declared COVID-19 to constitute a "Public Health Emergency of International Concern." Given the uncertainty of the situation, the duration of any business disruption and related financial impact cannot be reasonably estimated at this time. Our conclusion is not modified with respect to this matter.

Schissel Smallberg LLP

November 3, 2020
New York, New York

UNIQUE LOGISTICS INTERNATIONAL (USA), INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
DECEMBER 31,

ASSETS

	2019	2018
Current assets:		
Cash and cash equivalents	$ 1,305,708	$ 54,383
Accounts receivable:		
Trade	5,299,086	5,562,830
Related parties	411,989	0
Prepaid expenses and other current assets	31,634	0
Total current assets	7,048,417	5,617,213
Property and equipment, net	211,405	119,792
Other assets:		
Security deposits	263,269	68,519
Right of use asset	3,202,737	0
Goodwill – net	525,000	0
Total other assets	3,991,006	68,519
Total assets	$11,250,828	$5,805,524

LIABILITIES LESS CAPITAL DEFICIENCY

	2019	2018
Current liabilities:		
Line of credit	$ 1,499,000	$1,499,000
Accounts payable:		
Trade	3,355,581	1,507,129
Related parties	1,027,001	602,499
Accrued expenses and other current liabilities	145,331	109,120
Operating lease liability, current	1,108,261	0
Due to shareholder	400,000	200,000
Total current liabilities	7,535,174	3,917,748
Other liabilities:		
Security deposit payable	70,131	0
Operating lease liability, net of current	2,155,202	0
Long term – due to shareholder	927	927
Long term – due to shareholders' – subordinated	2,313,500	2,313,500
Total other liabilities	4,539,760	2,314,427
Total liabilities	12,074,934	6,232,175
Commitment and contingency		
Capital deficiency	(824,106)	(426,651)
Total liabilities less capital deficiency	$11,250,828	$5,805,524

The accompanying independent auditor's report and notes
are an integral part of these consolidated financial statements.

UNIQUE LOGISTICS INTERNATIONAL (USA), INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31,

	2019	2018
Gross revenue	$45,228,611	$47,325,095
Direct costs	38,560,953	41,579,071
Gross margin	6,667,658	5,746,024
Selling, general and administrative expenses	6,939,675	5,785,224
Loss from operations	(272,017)	(39,200)
Other expenses:		
Interest expense	(95,046)	(74,321)
Interest expense - shareholder	(20,510)	(2,382)
Net other expenses	(115,556)	(76,703)
Loss before income taxes	(387,573)	(115,903)
Income taxes	9,882	14,439
Net loss	$ (397,455)	$ (130,342)

The accompanying independent auditor's report and notes
are an integral part of these consolidated financial statements.

UNIQUE LOGISTICS INTERNATIONAL (USA), INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31,

	2019	2018
Cash flows from (used in) operating activities:		
Net income (loss)	$ (397,455)	$ (130,342)
Adjustments to reconcile net income to net cash provided by (used in) operating activities:		
Depreciation and amortization	51,338	26,886
Amortization of right to use assets	1,030,018	0
Bad debt reserves	45,770	0
(Increase) decrease in:		
Accounts receivable	(194,015)	(322,523)
Prepaid expenses and other current assets	(31,634)	149,096
Security deposit	(194,750)	5,800
Increase (decrease) in:		
Accounts payable	2,272,954	(605,937)
Accrued expenses	36,211	42,278
Security deposit payable	70,131	0
Total adjustments	3,086,023	(704,400)
Net cash flows provided by (used in) operating activities	2,688,568	(834,742)
Cash flows (used in) investing activities:		
Acquisition of customer listing	(525,000)	0
Purchase of property and equipment	(142,951)	(32,808)
Net cash flows (used in) investing activities	(667,951)	(32,808)
Cash flows from financing activities:		
Borrowings on line of credit	0	770,000
Payments on line of credit	0	(170,000)
Payments on lease liability	(969,292)	0
Borrowings on shareholders' loan	200,000	37,500
Net cash flows from financing activities	(769,292)	637,500
Net increase (decrease) in cash	1,251,325	(230,050)
Cash and cash equivalents, beginning of year	54,383	284,433
Cash and cash equivalents, end of year	$1,305,708	$ 54,383
Supplemental disclosures of cash flow information		
Cash paid during the year:		
Interest	$ 115,556	$ 76,703
Income taxes	9,882	14,439
Supplemental schedule of non-cash investing and financing activities:		
Right to use assets acquired under operating lease obligations	$4,232,756	$ 0

The accompanying independent auditor's report and notes are an integral part of these consolidated financial statements.

UNIQUE LOGISTICS INTERNATIONAL (USA), INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN CAPITAL DEFICIENCY
FOR THE TWO YEARS ENDED DECEMBER 31, 2019

	Total Capital Deficiency	Common Stock	Accumulated Deficit
Balance at beginning of year – January 1, 2018	$(296,309)	$ 100	$(296,409)
Net loss for the year ended December 31, 2018	(130,342)	0	(130,342)
Balance at end of year – December 31, 2019	(426,651)	$ 100	(426,751)
Net loss for the year ended December 31, 2019	(397,455)	0	(397,455)
Balance at end of year – December 31, 2019	$(824,106)	$ 100	$(824,206)

The accompanying independent auditor's report and notes are an integral part of these consolidated financial statements.

1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

The Company was incorporated on October 14, 2010 under the laws of New York. The company was created to be the parent company of the operating companies. The operating companies began operations in 2006. The primary business is Sea and Air Freight forwarding, servicing customers throughout the United States.

Basis of Presentation

The accompanying consolidated financial statements have been prepared on the accrued basis of accounting in accordance with the accounting principles generally accepted in the United States of America ("GAAP").

Principles of Consolidation

These financial statements consolidate the operations and accounts of Unique Logistics International (USA), Inc. and its subsidiaries, Unique Logistics International (NYC), LLC, Unique Logistics (LAX), Inc.

All significant intercompany transactions and accounts are eliminated in consolidation.

Changes in Accounting Policy – Adoption of New Accounting Standards

In February 2016, the FASB issued ASU 2016-02, *Leases* (Accounting Standards Codification Topic 842 or ASC 842). ASU 2016-02 requires that lease arrangements longer than 12 months result in an entity recognizing an asset and a liability. The Company adopted the standard using the modified retrospective approach on January 1, 2019. Prior year financial statements were not recast under ASC 842. The Company elected the package of transition provisions available for expired or existing contracts, which allowed the Company to carryforward historical assessments of whether contracts are or contain leases, lease classification, and initial direct costs.

The cumulative effect was applied using the modified retrospective approach. Selected balance sheet line items, which reflect the adoption of ASC 842 as an adjustment at January 1, 2019 are as follows:

Balance Sheet	December 31, 2018	ASC 842 Cummulative Effect	January 1, 2019
Right-of-use asset, net	$ -	$ 642,982	$ 642,982
Operating lease liability	-	642,982	642,982

1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recently Issued Accounting Pronouncement – Not Yet Adopted

In May 2014, FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), which amends the existing accounting standards for revenue recognition. ASU 2014-09 supersedes the revenue recognition requirements in ASC 605 and most industry-specific guidance throughout the Industry Topics in the ASC. Under the new standard, recognition of revenue occurs when a customer obtains control of promised goods or services in an amount that reflects the consideration which the entity expects to receive in exchange for those goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers.

In May 2020, the FASB deferred the effective date of the revenue recognition guidance for nonpublic entities to reporting periods beginning after December 15, 2020. Early adoption is permitted. The new revenue standard may be applied retrospectively to each prior period presented or retrospectively with the cumulative effect recognized as of the date of adoption. Management has not elected early adoption and is assessing the future impact on revenue and disclosures.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates.

Fair Value Measurement

The Company follows the authoritative guidance that establishes a formal framework for measuring fair values of assets and liabilities in financial statements that are already required by generally accepted accounting principles to be measured at fair value. The guidance defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). The transaction is based on a hypothetical transaction in the principal or most advantageous market considered from the perspective of the market participant that holds the asset or owes the liability.

1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value Measurement (Continued)

The Company utilizes market date or assumptions that market participants who are independent, knowledgeable and willing and able to transact would use in pricing the asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborate or generally unobservable. The Company attempts to utilize valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs.

The Company is able to classify fair value balances based on the observability of those inputs. The guidance establishes a formal fair value hierarchy based on the inputs used to measure fair value. The hierarchy gives the highest priority to level 1 measurements and the lowest priority to level 3 measurements, and accordingly, level 1 measurement should be used whenever possible.

The hierarchy is broken down into three levels based on the reliability of inputs as follows:

Level 1 – Quoted prices in active markets for identical assets or liabilities or published net asset value for alternative investments with characteristics similar to a mutual fund.

Level 2 – Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly

Level 3 – Unobservable inputs for the asset or liability

The methods used may produce a fair value calculation that may not be indicative of net realizable value or reflective of future fair values. Furthermore, while management believes its valuation methods are appropriate to determine the fair value of certain financial instruments could result in a difference fair value measurement at the reporting date. There were no changes in the Company's valuation methodologies from the prior year.

The carrying amounts financial assets and liabilities of cash and cash equivalents, accounts receivables, accounts payable, and accrued expenses approximate fair value due to their short term nature as of December 31, 2019 and 2018.

1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents are stated at fair value. The Company maintains its cash in bank deposit accounts, which at times may exceed federally insured limits. No loss had been experienced, and management believes it is not exposed to any significant risk on credit.

Accounts Receivable, Net

Accounts receivable from revenue transactions are based on invoiced prices which the Company expects to collect. In the normal course of business, the Company extends credit to customers that satisfy pre-defined credit criteria. The Company generally does not require collateral to support customer receivables. Accounts receivable, net, as shown on the balance sheet, is net of allowances. An allowance for doubtful accounts is determined through analysis of the aging of accounts receivable at the date of the consolidated financial statements, assessments of collectability based on an evaluation of historic and anticipated trends, the financial condition of the Company's customers, and an evaluation of the impact of economic conditions. The maximum accounting loss from the credit risk associated with accounts receivable is the amount of the receivable recorded, net of allowance for doubtful accounts. As of December 31, 2019 and 2018, the Company has provided for an allowance for doubtful accounts in the amount of $12,000 and $4,755, respectively.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and impairment losses. Depreciation is provided for by the straight-line method over the estimated useful lives of the related assets.

Estimated useful lives of property and equipment are as follows:

Software	3 years
Computer equipment	3 -5 years
Furniture and fixtures	7 years
Leasehold improvements	Lesser of estimated useful life or life of the lease

Both the useful life of an asset and its residual value, if any, are reviewed annually.

Expenditures for repairs and maintenance are charged to expense as incurred. For assets sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any related gain or loss is reflected in income for the period.

1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Goodwill and Other Intangibles – Net

The Company accounts for business acquisitions in accordance with GAAP. Goodwill in such acquisitions represents the excess of the cost of a business acquired over the net of the amounts assigned to assets acquired, including identifiable intangible assets, and liabilities assumed. GAAP specifies criteria to be used in determining whether intangible assets acquired in a business combination must be recognized and reported separately from goodwill. Amounts assigned to goodwill and other identifiable intangible assets are based on independent appraisals or internal estimates.

In accordance with GAAP, the Company does not amortize goodwill or indefinite-lived intangible assets. Management evaluates the remaining useful life of an intangible asset that is not being amortized each reporting period to determine whether events and circumstances continue to support an indefinite useful life. If an intangible asset that is not being amortized is subsequently determined to have a finite useful life, it is amortized prospectively over its estimated remaining useful life. Amortizable intangible assets are amortized on a straight-line basis over 2 to 10 years.

Goodwill impairment tests consist of a comparison of each reporting unit's fair value with its carrying value. The fair value of a reporting unit is an estimate of the amount for which the unit as a whole could be sold in a current transaction between willing parties. Generally, estimates of fair value are based on discounted cash flows. If the carrying value of a reporting unit exceeds its estimated fair value, goodwill is written down to its implied fair value. For the years December 31, 2019 and 2018, no impairment of goodwill was identified.

Valuation of Long-Lived Assets

Long-lived assets are comprised of intangible assets and property and equipment. Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. An estimate of undiscounted future cash flows produced by the asset, or the appropriate grouping of assets, is compared to the carrying value to determine whether an impairment exists, pursuant to the provisions of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 360-10 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of". If an asset is determined to be impaired, the loss is measured based on quoted market prices in active markets, if available. If quoted market prices are not available, the estimate of fair value is based on various valuation techniques, including a discounted value of estimated future cash flows and fundamental analysis. The Company reports an asset to be disposed of at the lower of its carrying value or its estimated net realizable value.

1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes

The Company files a consolidated income tax return for federal and most state purposes.

Management has determined that there are no uncertain tax positions that would require recognition in the financial statements. If the Company were to incur an income tax liability in the future, interest and penalties on any income tax liability would be reported as interest expense. Management's conclusions regarding uncertain tax positions may be subject to review and adjustment at a later date based on ongoing analysis of tax laws, regulations, and interpretations thereof as well as other factors. Generally, federal, state, and local authorities may examine the Company's tax returns for three to four years from the filing date and the current and prior three to four years remain subject to examination as of December 31, 2019.

The Company uses the assets and liability method of accounting for deferred taxes. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the balance sheet carrying amounts of existing assets and liabilities and their respective tax basis.

Revenue Recognition

The Company's revenues primarily consist of freight and other cargo charges billed to customers. Revenue is measured at the fair value of the consideration received or receivable. The Company performs all services or delivers all products prior to recognizing revenue. Provided it is probable that the economic benefits will flow to the Company and the revenue and costs, if applicable, can be measured reliably, revenue is recognized in profit and loss as follows:

- Freight income – Freight income from the provision of air, ocean, and land freight forwarding services are recognized upon arrival of shipment into the destination port.
- Customs brokerage and other service income –Customs brokerage and other service income form the provision of other services is recognized at the point in time the performance obligation is met.

Revenues billed prior to realization is recorded as deferred revenue and costs incurred prior to revenue recognition are included in prepaid expenses.

Freight and other cargo charges incurred by the Company have been shown as direct costs.

1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Advertising and Marketing

All costs associated with advertising and marketing of Group products are expensed during the periods when the activities take place. For the year ended December 31, 2019 and 2018, advertising and marketing costs amounted to $284,017 and $490,165, respectively.

2. PROPERTY AND EQUIPMENT

Major classifications of property and equipment and their respective depreciable lives are summarized below as of December 31,

	2019	2018	Depreciable Lives
Furniture	137,279	105,107	7 years
Office equipment	437,907	327,128	3 - 5 years
Leasehold improvements	5,979	5,979	Life of lease
	581,165	438,214	
Less: Accumulated depreciation	369,760	318,422	
Net	$211,405	$119,792	

Depreciation expense for the years ended December 31, 2019 and 2018 amounted to $51,338 and $26,886, respectively.

3. GOODWILL AND OTHER INTANGIBLE ASSETS

In June 2019, the Company entered into an agreement with a third party to acquire and assume a third party's lease and customer base. The value of the customer base and related non-compete had an estimated value of $525,000.

4. LINE OF CREDIT

In March 2018, the Company renewed and increased its existing uncommitted discretionary demand line of credit from $1,000,000 to $1,500,000. As of December 31, 2019 and 2018, the Company has borrowed $1,499,000 against the line of credit. The Company can borrow 75% of eligible accounts receivables. All assets of the Company have been pledged as collateral against this debt. Interest on the line of credit is 1% over prime. The interest rate at December 31, 2019 and 2018 is 5.75% and 6.25%, respectively.

5. DUE TO SHAREHOLDERS

During 2018, the Company borrowed $200,000 from a shareholder. The loan is due on demand and bears a 5% interest rate. In 2019, the Company borrowed an additional $200,000 from the shareholder under the same terms. As of December 31, 2019 and 2018, the balance related to the loan is $400,000 and $200,000, respectively. Interest expense related to the loan was $20,510 and $2,382 for the years ended December 31, 2019 and 2018, respectively.

Prior to 2018, the Company had borrowed funds in support of operations from its shareholders totaling $2,314,427, of which $2,313,500 is subordinated to the bank. These funds are not interest bearing. There have been no changes to the loan balance and remains at $2,314,427 for the years December 31, 2019 and 2018.

6. SHAREHOLDERS' OWNERSHIP

The Company is owned 65% by Unique Logistics Holdings Limited, a Hong Kong Company and 35% by Frangipani Trade Services, Inc., a United States Corporation.

7. DEFERRED INCOME TAXES

The tax effects of temporary differences that give rise to significant portion of the deferred tax asset at December 31, 2019 and 2018 are as follows:

	2019	2018
Net operating loss carried forward	$ 737,000	$ 525,000
Less valuation allowance	737,000	525,000
	$ 0	$ 0

These net operating losses expire between 2026 and 2033.

8. RETIREMENT PLAN

The Company has a 401(k) plan for which the eligible employees can contribute up to 15% of gross salary with a maximum contribution as allowed by law. The Company has the discretionary option of matching employees' contributions. The Company will pay all plan expenses. For the year ended December 31, 2018, the Company paid or accrued plan contribution and expenses totaling $7,263. The Company incurred no expenses during 2019 related to the plan.

9. COMMON STOCK – NO PAR VALUE

400 voting shares, authorized, issued and outstanding	
1,000 non-voting shares, authorized	
600 non-voting shares, issued and outstanding	$100

10. COMMITMENTS AND CONTINGENCIES

Leases

The Company leases office space and office equipment under non-cancelable lease agreements expiring on various dates through April 2024. Office leases contain provisions for future rent increases. During 2019, the Company adopted ASC 842, requiring the Company to recognize an asset and liability for lease arrangements with terms longer than 12 months. The Company has elected the practical expedient to not apply the recognition requirement to leases with a term of less than one year (short term leases). The Company uses its incremental borrowing rate to discount lease payments to present value. The incremental borrowing rate is based on the estimated interest rate the Company could obtain for borrowing over a similar term of the lease at commencement date. Rental escalations, renewal options and termination options, when applicable, have been factored into the Company's determination of lease payments when appropriate. The Company does not separate lease and non-lease components of contracts.

11. COMMITMENTS AND CONTINGENCIES (CONTINUED)

Leases (Continued)

At December 31, 2019, future minimum lease payments under noncancelable operating leases are as follows:

Year Ending December 31	Amount
2020	$1,226,527
2021	1,146,561
2022	972,307
2023	93,712
2024	39,421
Total payments	3,478,528
Less imputed interest	(215,065)
Present value lease obligation	$3,263,463

As of December 31, 2019, the operating lease right-of-use asset was $3,202,738. The discount rate was 4.50%, based on nature and tenure of the lease term. For the year ended December 31, 2019, lease expense totaled $1,081,026 and is included in selling, general and administrative expenses in the accompanying consolidated statements of operations. Operating lease cash flow amounted to $1,061,572. Weighted average remaining lease term is 2.89 years. Weighted average discount rate is 4.46%. Rent expense totaled $700,583 for the year ended December 31, 2018.

12. SUBSEQUENT EVENTS

In January 2020, the World Health Organization has declared the outbreak of a novel coronavirus (COVID-19) as a "Public Health Emergency of International Concern," which continues to spread throughout the world and has adversely impacted global commercial activity and contributed to significant declines and volatility in financial markets. The coronavirus outbreak and government responses are creating disruption in global supply chains and adversely impacting many industries. The outbreak could have a continued material adverse impact on economic and market conditions and trigger a period of global economic slowdown. The rapid development and fluidity of this situation precludes any prediction as to the ultimate material adverse impact of the coronavirus outbreak. Nevertheless, the outbreak presents uncertainty and risk with respect to the Company, its performance, and its financial results.

The Company was sold and acquired by Unique Logistics Holdings, Inc. on May 29, 2020.

All subsequent events have been evaluated from the date November 3, 2020 the consolidated financial statements were available to be issued.

SCHISSEL SMALLBERG LLP
CERTIFIED PUBLIC ACCOUNTANTS

450 SEVENTH AVENUE, SUITE 2710
NEW YORK, NEW YORK 10123
T 212-760-8200 • F 212-760-8823

Independent Auditor's Report on Supplementary Information

To the Board of Directors of
Unique Logistics International (USA), Inc and Subsidiaries
154-09 146th Avenue
Jamaica, NY 11437

We have audited the consolidated financial statements of Unique Logistics International (USA), Inc and Subsidiaries as of and for the years ended December 31, 2019 and 2018, and our report thereon dated November 3, 2020 which expressed an unmodified opinion on those consolidated financial statements, appears on page 1. Our audits were conducted for the purpose of forming an opinion on the consolidated financial statements as a whole. The Schedules of Selling, General and Administrative Expenses is presented for purposes of additional analysis and is not a required part of the consolidated financial statements. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the consolidated financial statements. The information has been subjected to the auditing procedures applied in the audit of the consolidated financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the consolidated financial statements or to the consolidated financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, the information is fairly stated in all material respects in relation to the consolidated financial statements as a whole.

Schissel Smallberg LLP
November 3, 2020
New York, NY

UNIQUE LOGISTICS INTERNATIONAL (USA) INC. AND SUBSIDIARIES
CONSOLIDATED SCHEDULES OF SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
FOR THE YEARS ENDED DECEMBER 31,

	2019	2018
Rent	$1,081,026	$ 700,583
Insurance	14,144	34,636
Office and administrative salaries	3,699,699	3,163,857
Health costs	505,838	425,704
Payroll processing fees	5,654	1,061
Advertising	1,510	67
Automobile expense	138,325	100,329
Bank charges	42,055	56,221
Depreciation	51,338	26,886
Dues and subscriptions	228,018	218,330
Professional fees	298,737	80,420
Telephone	35,461	49,696
Travel and entertainment	54,339	74,009
Utilities	27,061	22,489
Employee benefits	0	17,263
Hiring and recruitment	13,895	8,253
Repairs and maintenance	79,900	73,550
Office supplies and equipment	40,704	36,221
Postage and messenger	34,524	40,560
Warehouse charges	260,983	161,092
Marketing expenses	282,507	490,098
Filing fees	484	474
Bad debt	45,770	0
Sundry taxes	(6,298)	0
Charitable contribution	1,500	0
Group conference expenses	2,501	3,425
Total	$6,939,675	$5,785,224

See independent auditor's report
on supplementary information.